Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements and explanatory notes presented below, which we refer to as the pro forma financial statements, have been prepared by Cowen Inc. (the “Company”) to reflect its completed acquisition of Convergex Group, Inc (“Convergex Group”), as described in Item 2.01 of the Current Report on Form 8-K filed on June 5, 2017.

The unaudited pro forma condensed combined financial statements and explanatory notes as of and for the year ended December 31, 2016, and the three months ended March 31, 2017, respectively, combine the historical consolidated financial condition and statements of operations of the Company with the historical consolidated statements of operations of Convergex Group for the year ended December 31, 2016 and for the three months ended March 31, 2017. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is presented as if the acquisition of Convergex had occurred on March 31, 2017. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and fiscal year ended December 31, 2016 is presented as if the acquisition of Convergex had occurred on January 1, 2016, the first day of the Company's 2016 fiscal year.

The unaudited pro forma condensed combined statements of operations have been prepared based on available information, using assumptions that the Company’s management believes are reasonable. The unaudited pro forma condensed combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the transaction been consummated as of January 1, 2016, nor are they necessarily indicative of future results.  The historical combined financial information has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statement of operations only, expected to have a continuing impact on combined results of operations. The unaudited pro forma condensed combined statements of operations do not reflect any operating efficiencies and associated cost savings that the Company may achieve with respect to the consolidated companies. The adjustments included in these pro forma financial statements are preliminary and may be revised.

The assumptions used and adjustments made in preparing the unaudited pro forma condensed combined statements of financial condition and statements of operations are described in the notes herein, and should be read in conjunction with the historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and in the Company's quarterly report on Form 10-Q for the three months ended March 31, 2017 and March 31, 2016 as well as Convergex Group's historical audited financial statements and accompanying notes for the year ended December 31, 2016, included as Exhibit 99.1 in this Current Report on Form 8-K/A.

Cowen Inc. Unaudited Pro Forma Condensed Combined Statements of Financial Condition (dollars in thousands, except share and per share data) As of March 31, 2017
	Cowen Inc.	Convergex Group, LLC	Pro Forma Adjustments		Pro Forma Total
Assets
Cash and cash equivalents	$77,456	$105,897	$(48,620)	(a)	$134,733
Cash collateral pledged	14,696	—	—		14,696
Segregated Cash	1,503	78,359	—		79,862
Securities owned, at fair value	656,381	3,384	—		659,765
Receivable on derivative contracts, at fair value	18,137	—	—		18,137
Securities borrowed	—	312,051	—		312,051
Other investments	150,813	—	—		150,813
Deposits with clearing organizations, brokers and banks	12,987	68,973	—		81,960
Receivable from brokers, dealers and clearing organizations	150,635	91,590	—		242,225
Receivable from customers		32,106			32,106
Fees receivable, net of allowance	49,925	35,661	—		85,586
Due from related parties	42,792	—	—		42,792
Fixed assets, net of accumulated depreciation	40,836	18,622	(17,297)	(b)	42,161
Goodwill	60,678	—	—		60,678
Intangible assets, net of accumulated amortization	24,465	2,358	7,912	(b)	34,735
Deferred tax asset, net	163,873	—	660	(c)	164,533
Other assets	62,074	8,898	(775)	(d)	70,197
Consolidated Funds
Cash and cash equivalents	10,293	—	—		10,293
Securities owned, at fair value	91,759	—	—		91,759
Receivable on derivative contracts, at fair value	909	—	—		909
Other investments	401,528	—	—		401,528
Receivable from brokers	9,289	—	—		9,289
Other assets	518	—			518
Total Assets	$2,041,547	$757,899	$(58,120)		$2,741,326
Liabilities and Stockholders' Equity
Securities sold, not yet purchased, at fair value	335,676	—	—		335,676
Payable for derivative contracts, at fair value	14,143	—	—		14,143
Securities Loaned	—	360,204	—		360,204
Payables to brokers, dealers and clearing organizations	124,451	84,217	—		208,668
Payable to customers	70,479	19,155	—		89,634
Commission management payable	4,819	88,738	—		93,557
Compensation payable	31,794	21,463	12,833	(e)	66,090
Notes payable and other debt	77,890	976	—		78,866
Convertible debt	132,055	—	—		132,055
Fees payable	7,876	128	—		8,004
Due to related parties	573	—	—		573
Accounts payable, accrued expenses	62,014	33,551	3,179	(f)	98,744
			(944)	(g)	(944)
Consolidated Funds
Payable for derivative contracts, at fair value	876	—	—		876
Payable to brokers	1,652	—	—		1,652
Contributions received in advance	50	—	—		50
Capital withdrawals payable	4,368	—	—		4,368
Accounts payable, accrued expenses and other liabilities	441	—	—		441
Total Liabilities	869,157	608,432	15,068		1,492,657

Cowen Inc. Unaudited Pro Forma Condensed Combined Statements of Financial Condition (dollars in thousands, except share and per share data) As of March 31, 2017
(Continued)
	Cowen Inc.	Convergex Group, LLC	Pro Forma Adjustments		Pro Forma Total

Commitments and Contingencies
Redeemable non-controlling interests	394,132	—	—		394,132

Preferred stock, par value $0.01 per share: 10,000,000 shares authorized, 120,750 shares issued and outstanding as of March 31, 2017 (aggregate liquidation preference of $120,750,000) and 120,750 shares issued and outstanding as of as of December 31, 2016 (aggregate liquidation preference of $120,750,000), respectively	1	—	—		1
Class A common stock, par value $0.01 per share: 62,500,000 shares authorized, 37,451,533 shares issued and 27,312,493 outstanding as of March 31, 2017 and 36,542,091 shares issued and 26,731,289 outstanding as of December 31, 2016, respectively (including 162,176 and 162,176 restricted shares, respectively)	292	—	32	(h)	324
Class B common stock, par value $0.01 per share: 62,500,000 authorized, no shares issued and outstanding	—	—	—		—
Additional paid-in capital	937,425		76,247	(h)	1,013,672
(Accumulated deficit) retained earnings	(1,156)	149,467	(149,467)	(h)	(1,156)
Accumulated other comprehensive income (loss)	(4)	—	—		(4)
Less: Class A common stock held in treasury, at cost, 10,593,191 and 9,810,802 shares, respectively	(158,300)	—	—		(158,300)
Total Stockholders' Equity	778,258	149,467	(73,188)		854,537
Total Liabilities and Stockholders' Equity	$2,041,547	$757,899	$(58,120)		$2,741,326

Common shares outstanding	27,312,493		3,162,278		30,474,771

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Cowen Inc. Unaudited Pro Forma Condensed Combined Statements of Operations (dollars in thousands, except per share data) For the three months ended March 31, 2017
	Cowen Inc.	Convergex Group, LLC	Pro Forma Adjustments		Pro Forma Total
Revenues
Investment banking	$36,553	$—	$—		$36,553
Brokerage	50,534	42,073	—		92,607
Management fees	8,708	—	—		8,708
Incentive income	546	—	—		546
Interest and dividends	5,089	4,378	—		9,467
Reimbursement from affiliates	1,652	—	—		1,652
Aircraft lease revenue	1,059	—	—		1,059
Reinsurance premiums	7,089	—	—		7,089
Other revenues	1,400	1,352	—		2,752
Consolidated Funds			—
Interest and dividends	1,994	—	—		1,994
Other revenues	347	—	—		347
Total revenues	114,971	47,803	—		162,774
Expenses
Employee compensation and benefits	76,673	27,942	(655)	(i)	103,960
Floor brokerage and trade execution	8,323	12,883	—		21,206
Interest and dividends	9,930	2,133	—		12,063
Professional, advisory and other fees	5,816	954	(600)	(j)	6,170
Service fees	2,616	—	—		2,616
Communications	4,760	10,622	—		15,382
Occupancy and equipment	7,063	2,099	(71)	(k)	9,091
Depreciation and amortization	3,028	2,792	(2,379)	(l)	3,441
Client services and business development	7,762	779	—		8,541
Reinsurance claims, commissions and amortization of deferred acquisition costs	6,178	—	—		6,178
Restructuring costs	—	87	—		87
Other expenses	3,261	273			3,534
Consolidated Funds
Interest and dividends	3,983	—	—		3,983
Professional, advisory and other fees	392	—	—		392
Floor brokerage and trade execution	109	—	—		109
Other expenses	479	—	—		479
Total expenses	140,373	60,564	(3,705)		197,232
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	26,056	—	—		26,056
Consolidated Funds
Net realized and unrealized gains (losses) on investments and other transactions	9,578	—	—		9,578
Net realized and unrealized gains (losses) on derivatives	3,865	—	—		3,865
Net gains (losses) on foreign currency transactions	(97)	—	—		(97)
Total other income (loss)	39,402	—	—		39,402
Income (loss) before income taxes	14,000	(12,761)	3,705		4,944
Income tax expense (benefit)	1,911	13	116	(m)	2,040

Cowen Inc. Unaudited Pro Forma Condensed Combined Statements of Operations (dollars in thousands, except per share data) For the three months ended March 31, 2017
(Continued)
	Cowen Inc.	Convergex Group, LLC	Pro Forma Adjustments	Pro Forma Total
Net income (loss)	12,089	(12,774)	3,589	2,904
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	9,105	—	—	9,105
Net income (loss) attributable to Cowen Inc.	2,984	(12,774)	3,589	(6,201)
Preferred stock dividends	1,698	—	—	1,698
Net income (loss) attributable to Cowen Inc. common stockholders	$1,286	$(12,774)	$3,589	$(7,899)
Weighted average common shares outstanding:
Basic	27,061		3,127	30,188	(n)
Diluted	28,401		1,787	30,188	(n)
Earnings (loss) per share:
Basic	$0.05			$(0.26)
Diluted	$0.05			$(0.26)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Cowen Inc. Unaudited Pro Forma Condensed Combined Statements of Operations (dollars in thousands, except per share data) For the twelve months ended December 31, 2016
	Cowen Inc.	Convergex Group, LLC	Pro Forma Adjustments		Pro Forma Total
Revenues
Investment banking	$133,279	$—	$—		$133,279
Brokerage	199,180	187,794	—		386,974
Management fees	40,612	—	—		40,612
Incentive income	8,334	—	—		8,334
Interest and dividends	14,732	14,467	—		29,199
Reimbursement from affiliates	10,504	—	—		10,504
Aircraft lease revenue	4,161	—	—		4,161
Reinsurance premiums	32,459	—	—		32,459
Other revenues	22,355	7,829	—		30,184
Consolidated Funds		—	—
Interest and dividends	4,792	—	—		4,792
Other revenues	1,157	—	—		1,157
Total revenues	471,565	210,090	—		681,655
Expenses
Employee compensation and benefits	310,038	99,664	(6,159)	(i)	403,543
Floor brokerage and trade execution	32,286	58,872	—		91,158
Interest and dividends	29,308	7,109	—		36,417
Professional, advisory and other fees	23,190	4,106	—		27,296
Service fees	7,918	—	—		7,918
Communications	17,768	40,299	—		58,067
Occupancy and equipment	32,286	8,528	(531)	(k)	40,283
Depreciation and amortization	12,713	12,183	(9,834)	(l)	15,062
Client services and business development	27,828	3,071	—		30,899
Reinsurance claims, commissions and amortization of deferred acquisition costs	29,904	—	—		29,904
Restructuring costs	—	1,507	—		1,507
Other expenses	14,815	16,055			30,870
Consolidated Funds
Interest and dividends	6,434	—	—		6,434
Professional, advisory and other fees	1,148	—	—		1,148
Floor brokerage and trade execution	431	—	—		431
Other expenses	1,051	—	—		1,051
Total expenses	547,118	251,394	(16,524)		781,988
Other income (loss)
Net gains (losses) on securities, derivatives and other investments	23,381	—	—		23,381
Consolidated Funds
Net realized and unrealized gains (losses) on investments and other transactions	7,085	—	—		7,085
Net realized and unrealized gains (losses) on derivatives	13,503	—	—		13,503
Net gains (losses) on foreign currency transactions	97	—	—		97
Total other income (loss)	44,066	—	—		44,066
Income (loss) before income taxes	(31,487)	(41,304)	16,524		(56,267)
Income tax expense (benefit)	(19,092)	442	(776)	(m)	(19,426)

Cowen Inc. Unaudited Pro Forma Condensed Combined Statements of Operations (dollars in thousands, except per share data) For the twelve months ended December 31, 2016
(Continued)
	Cowen Inc.	Convergex Group, LLC	Pro Forma Adjustments	Pro Forma Total
Net income (loss)	(12,395)	(41,746)	17,300	(36,841)
Net income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and funds	6,882	—	—	6,882
Net income (loss) attributable to Cowen Inc.	(19,277)	(41,746)	17,300	(43,723)
Preferred stock dividends	6,792	—	—	6,792
Net income (loss) attributable to Cowen Inc. common stockholders	$(26,069)	$(41,746)	$17,300	$(50,515)
Weighted average common shares outstanding:
Basic	26,857		3,154	30,011	(n)
Diluted	26,857		3,154	30,011	(n)
Earnings (loss) per share:
Basic	$(0.97)			$(1.68)
Diluted	$(0.97)			$(1.68)

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Cowen Inc.
Notes to Unaudited Condensed Combined Financial Statements

1. Description of the acquisition
On April 2, 2017, the Company, through its wholly owned subsidiary Cowen CV Acquisition LLC, entered into a securities purchase agreement with, among others, Convergex Holdings LLC to acquire all the outstanding interests in Convergex Group, LLC ("Convergex Group") (subsequently renamed to Cowen Execution Holdco LLC), a provider of agency based execution services and trading technology to middle market institutional investors and broker-dealers. Convergex Group's operations were primarily conducted through two U.S. Securities Exchange Commission ("SEC") registered broker-dealers, Convergex Execution Services LLC (subsequently renamed to Cowen Execution Services LLC) ("Cowen Execution") and Westminster Research Associates LLC ("Westminster Research") and also Convergex Limited (subsequently renamed to Cowen Execution Services Limited) ("Cowen Execution Ltd"), which is based in the United Kingdom and regulated by the Financial Conduct Authority ("FCA"). The purchase price was paid approximately 50% in cash and 50% in Cowen Inc. Class A common stock. We refer to the acquisition Convergex Group as the "Acquisition."
The acquisition was consummated effective as of June 1, 2017. The adjusted aggregate estimated purchase price was $96.2 million, which was determined based on closing date tangible book value of Convergex Group, less certain closing adjustments. A portion of the preliminary purchase price was deposited into escrow as a reserve for any future claims against the sellers of Convergex Group. On closing, the Company paid cash of $48.6 million and issued 3,162,278 of the Company’s Class A common stock determined based on the 30-day volume-weighted average price per share of $15.05 as of May 30, 2017.

2. Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States ("GAAP") and were derived based on the historical financial statements of the Company and the financial statements of Convergex Group after giving effect to the Acquisition and after applying the reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2017 is presented as if the acquisition of Convergex had occurred on March 31, 2017. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 and fiscal year ended December 31, 2016 is presented as if the acquisition of Convergex had occurred on January 1, 2016, the first day of the Company's 2016 fiscal year.
The unaudited pro forma condensed combined financial statements are presented for information purposes only and are not intended to reflect the results of operations or financial position of the combined company that would have resulted had the Acquisition been effective during the period presented or the results that may be obtained by the combined company in the future. Additionally, the unaudited pro forma condensed combined financial statements should be read in conjunction with the historical audited consolidated financial statements and accompanying notes of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2016 as well as Convergex Group's historical audited financial statements and accompanying notes for the year ended December 31, 2016, included as Exhibit 99.1 in this Current Report on Form 8-K/A.

3. Net Assets Acquired
The Company is currently in the process of finalizing its purchase price allocation of Convergex Group; therefore, the purchase price adjustments and allocation of the purchase price to the net assets acquired, as filed in our Quarterly Report on Form 10-Q for the period ended June 30, 2017, are preliminary and subject to measurement period adjustments and will be finalized as necessary, up to one year after the acquisition's closing date, as the information becomes available. The adjusted aggregate estimated purchase price was $96.2 million, which was determined based on closing date tangible book value of Convergex Group, less certain closing adjustments. A portion of the preliminary purchase price was deposited into escrow as a reserve for any future claims against the sellers of Convergex Group. On closing, the Company paid cash of $48.6 million and issued 3,162,278 of the Company’s Class A common stock determined based on the 30-day volume-weighted average price per share of $15.05 as of May 30, 2017.

4. Pro Forma Adjustments and Assumptions

The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Financial Condition as of March 31, 2017:

(a) Reflects the portion of the purchase price paid in cash.

(b) Reflects the estimated fair value of Convergex Group's fixed assets and intangible assets. Convergex Group's fixed assets and intangibles assets, which had a net books value of $18.6 million and $2.4 million, respectively, on the date of the acquisition were adjusted to reflect a fair value of $1.3 million and $10.3 million, respectively.

(c) Represents the tax impact of the Pro Forma Adjustments which was primarily offset by a valuation allowance adjustment that was determined based on Cowen's and Convergex Group's historical valuation allowance positions.

(d) Reflects an adjustment to the fair value of software.

(e) Represents adjustments for change of control, acceleration of vested deferred compensation awards, pre-acquisition severance, and other compensation issued to certain Convergex Group employees.

(f) Represents the impact of an unfavorable lease liability related to certain of Convergex Group's real estate leases that were at higher than market rates at the closing date, partially offset by the removal of Convergex Groups deferred rent balances on the date of the acquisition.

(g) Reflects an accrual for certain pre-acquisition discontinued contracts and an elimination of an amount due to sellers.

(h) Reflects the issuance of the par value of common stock issued during the acquisition and the elimination of historical retained earnings of Convergex Group.

The following is a summary of pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations for the three month period ended March 31, 2017 and the twelve month period ended December 31, 2016:

(i) Reflects an acceleration of vested deferred compensation expense, pre-acquisition severance, and other compensation issued to certain Convergex Group employees.

(j) Represents the elimination of nonrecurring charges included in the Company's historical results of operations which resulted directly from the acquisition. These amounts primarily related to legal and other professional fees.

(k) Reflects the adjustment to amortization, over the remaining lease term of 25 months using the straight line method, of the fair value of lease obligation related to Convergex Group's real estate leases that were at higher than market rates at the closing date.

(l) Reflects the reduction in depreciation and amortization expense, using the straight line method, related to the fair value of fixed and intangible assets recognized in connection with the acquisition. The estimated useful lives of the fixed assets range from 2 to 5 years. The estimated useful lives of the intangible assets range from 6 months to 9 years.

(m) Represents the tax impact of the Pro Forma Adjustments which was primarily offset by a valuation allowance adjustment that was determined based on Cowen's and Convergex Group's historical valuation allowance positions.

(n) As the unaudited pro forma condensed combined statements of operations assume that the acquisition occurred as of the beginning of the period presented, all 3,162,278 shares of Cowen Class A common stock that were issued to the sellers of Convergex Group are assumed to be outstanding for the entire period for the unaudited pro forma net loss per share calculation of the combined company. An adjustment has been made to the weighted average shares outstanding since, due to the pro forma combined losses, the outstanding restricted stock and stock options would be anti-dilutive.